CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com stbancorp.com

FOR IMMEDIATE RELEASE

S&T BANCORP ANNOUNCES CEO TRANSITION
Christopher McComish To Be Appointed CEO

Indiana, Pa. – July 12, 2021 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank with locations in Pennsylvania, Ohio and New York, today announced that Christopher J. McComish has been appointed as the company’s chief executive officer, effective August 23, 2021. Mr. McComish previously served as senior executive vice president of consumer banking of TCF Bank.
Mr. McComish succeeds David G. Antolik, who has served as interim chief executive officer and president of S&T since April 2021. Mr. Antolik will continue as president of S&T and as a member of S&T’s board of directors, positions he has held since January 2019.

“Following a comprehensive search process that considered internal and external candidates, the board concluded that Chris is the right leader for S&T. We are very excited for Chris to join S&T as chief executive officer and are confident that Chris will be an excellent fit at S&T,” said Christine Toretti, the chair of S&T’s board of directors. “We are delighted to welcome an experienced banker like Chris to S&T, and thrilled that he will lead our company in its next era.”

“I thank David for his significant contributions during this transition,” Ms. Toretti continued. “David strengthened the foundation for the continued growth of S&T under Chris’s leadership.”

Mr. McComish said, “It is a great privilege for me to join S&T as CEO during a time that holds great opportunity for growth. I look forward to working closely with David and S&T’s excellent leadership team, board and employees who are all dedicated to delivering for our customers, communities and shareholders.”

Chris McComish has over 30 years of financial service experience, providing executive leadership to consumer banking, commercial banking, and wealth management businesses. He has a strong track record of driving growth and transformation while enhancing both digital and human customer engagement.

Most recently, Chris served as senior executive vice president of TCF Bank, leading all consumer banking lines of business as well as business banking and wealth management. Prior to TCF, he served as president and CEO of Scottrade Bank, the banking subsidiary of Scottrade Financial Services, Inc. In addition, he served as the head of
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personal banking and then as chief operating officer for personal and commercial banking at BMO Harris Bank. He began his career at Wachovia Bank, where he spent over 20 years in various regional and line of business leadership roles.

Chris earned his bachelor’s degree in international economics from Ohio Wesleyan University.

About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $9.3 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank was established in 1902 and operates in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram, and LinkedIn.

Caution Regarding Forward-Looking Statements
This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and are subject to a number of factors that could cause actual events to differ materially from those anticipated, including without limitation fluctuations in the market price of the company’s common stock, regulatory, legal and contractual requirements, other uses of capital, the company’s financial performance or market conditions generally. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. You should consider the above uncertainties as well as the precautionary statements included in S&T’s filings with the SEC, including without limitation the “risk factors” section of its Form 10-K. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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